UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 19, 2022

ModivCare Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6900 Layton Avenue, 12th Floor Denver, Colorado		80237
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 728-7030

N/A

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	MODV	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers: Election of Directors: Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.

On August 19, 2022, the board of directors (the “Board”) of ModivCare Inc. (the “Company”) promoted Mr. Kenneth Shepard from his former position as the Company’s Vice President, Chief Accounting Officer to be the Company’s Chief Financial Officer for its Non-Emergency Medical Transportation (NEMT) business, which comprises the Company’s mobility division. On the same date, the Board also promoted Ms. Rebecca Orcutt to be the Company’s Vice President, Chief Accounting Officer, succeeding Mr. Shepard in that office.

Ms. Orcutt, who is 36 years old, has more than 12 years of financial experience in healthcare, financial services, and public accounting, with expertise in Securities and Exchange Commission reporting and policy, technical accounting, Sarbanes-Oxley Act compliance, merger and acquisition (M&A) activities, and business combination integrations. Prior to her promotion, Ms. Orcutt had served as the Company’s Vice President, Financial Reporting and Accounting since January 2021. Previously, she worked for over a decade in audit and assurance at KPMG LLP. Ms. Orcutt, a certified public accountant, graduated with a B.S. and a Master of Accountancy from the University of Denver. Ms. Orcutt will receive for her services in her new role to the Company (i) an annual base salary of $305,000, (ii) a short-term incentive bonus target opportunity of up to 40% of her base salary, and (iii) a long-term equity incentive plan award target opportunity of up to 40% of her base salary. As an executive officer, Ms. Orcutt will also become entitled under the Company’s executive severance policy to 12 months of severance pay at her then-applicable base compensation in the event of a termination of her employment without cause, subject to her execution of a release of claims in favor of the Company. Ms. Orcutt has also previously entered into with the Company a restrictive covenants agreement that contains 12-month post-employment non-competition and non‑solicitation covenants, as well as non-disclosure and non-disparagement covenants.

Ms. Orcutt does not have any family relationships with any of the Company’s directors or executive officers, and there have been no related party transactions between the Company and Ms. Orcutt that are reportable under Item 404(a) of Regulation S-K. Ms. Orcutt’s offer letter is expected to be filed as an exhibit to the Company’s quarterly report on Form 10‑Q for the Company’s fiscal quarter ending September 30, 2022. Interested parties are encouraged to read her letter in its entirety when it becomes available because it contains other important information that is not summarized in this current report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODIVCARE INC.

Date: August 22, 2022	By:	/s/ Jonathan B. Bush
	Name:	Jonathan B. Bush
	Title:	SVP, General Counsel & Secretary